Exhibit 10.6

Conformed Copy

FOURTH AMENDMENT AGREEMENT

Synthetic American Fuel Enterprises II, LLC

This Fourth Amendment Agreement (“Fourth Amendment”) is made and entered into as of April 29, 2005, by and among Synthetic American Fuel Enterprises Holdings, Inc. (“Holdings”), Marriott Hotel Services, Inc. (“MHSI”) and Serratus LLC (“Buyer”).

W I T N E S S E T H:

WHEREAS, Holdings, MHSI and Buyer entered into an Agreement for Purchase of Membership Interest in Synthetic American Fuel Enterprises II, LLC (the “Company”) dated as of January 28, 2003, as amended by Amendment Agreement dated as of June 20, 2003 and Third Amendment Agreement dated as of October 6, 2004 (the “Purchase Agreement”);

WHEREAS, Holdings, MHSI and Buyer entered into an Amended and Restated Limited Liability Company Agreement of the Company dated as of January 28, 2003, as amended by Amendment Agreement dated as of June 20, 2003, Second Amendment Agreement dated as of September 3, 2004, and Third Amendment Agreement dated as of October 6, 2004 (the “LLC Agreement”); and

WHEREAS, the parties desire to amend the LLC Agreement and the Purchase Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

AMENDMENTS TO LLC AGREEMENT

Section 1.1 Amended Definition. The definition of “Sharing Ratio” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Sharing Ratio” means (i) for the period from the Closing Date through December 31, 2003, 8.9% for MHSI, 1.1% for Holdings, and 90.0% for Buyer; (ii) for the period from October 1, 2004 through December 31, 2004, 90.44% for MHSI, 1.1% for Holdings, and 8.46% for Buyer; (iii) for the period from January 1, 2005 through May 31, 2005, 97.9% for MHSI, 1.1% for Holdings, and 1.0% for Buyer; and (iv) for all other periods, 48.8% for MHSI, 1.1% for Holdings and 50.1% for Buyer; provided, however, that if in any Quarter, the Administrative Member proposes to produce less than 1,350,000 tons of synthetic fuel, then the Members shall discuss in good faith an appropriate change in the Sharing Ratio for that Quarter.

Section 1.2 Amendments to Section 10.8(a).

(a) Section 10.8(a) of the LLC Agreement is deleted in its entirely and replaced with the following:

“(a) (i) Upon the occurrence of a Tax Event (other than a Tax Event described in the last sentence of the definition of “Tax Event”), (ii) upon the exercise by Buyer of its right to defer payments for low volume pursuant to Section 2.6 of the Purchase Agreement for the fourth time (the “Fourth Deferral”), (iii) in the event there has not been a Successful Resolution by the close of business on March 31, 2005, or (iv) upon the occurrence of a Tax Event described in the last sentence of the definition of “Tax Event,” Buyer shall have the option, exercisable by delivery of written notice thereof to the Company within 60 days of such Tax Event or Fourth Deferral, in the case of an exercise pursuant to clauses (i), (ii) or (iv), or on or prior to June 30, 2005, in the case of an exercise pursuant to clause (iii), to require the Company to redeem its Membership Interest, in whole but not in part, such redemption to be effective (A) on the later of (x) the 60th day after the occurrence of such Tax Event or Fourth Deferral or (y) the tenth day following receipt of the written notice from Buyer in relation thereto, in the case of an exercise pursuant to clauses (i) or (ii), (B) as of the first day of the calendar month in which the written notice from Buyer is received, in the case of an exercise pursuant to clause (iii), or (C) on the tenth day following receipt of the written notice from Buyer in the case of an exercise pursuant to clause (iv); provided, however, that any redemption hereunder shall be subject to the expiration of any waiting period, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, but once such waiting period expires, shall have effect from the date specified in clause (A), (B) or (C), as applicable.”

(b) Section 10.8(c) of the LLC Agreement is hereby amended by deleting the proviso at the end of clause (viii) thereof in its entirety and replacing it with the following:

“; provided, however, that if Buyer exercises the option in paragraph (a) above pursuant to clause (iii) thereof, Buyer shall pay Holdings an amount equal to the sum of (A) the Annual Adjustment Amount for the Fiscal Year ended November 30, 2004, (B) the Applicable Percentage of the excess of (x) the Estimated Tax Credits with respect to the Quarter ended February 28, 2005, recomputed using the revised inflation adjustment factor applicable to the immediately preceding Fiscal Year published by the IRS pursuant to Section 29(d)(2) of the Code, over (y) the Estimated Tax Credits actually used in calculating the Variable Deferred Payment paid by Buyer with respect to Quarter ended February 28, 2005, and (C) the excess, if any, of (x) the Applicable Percentage of the Estimated Tax Credits with respect to the period from March 1, 2005 through the last day of the calendar month preceding the month in which Buyer exercises such option (the “Final Period”), over (y) the sum of (I) the payments of

Purchase Price under the Purchase Agreement, if any, made by Buyer in respect of such Final Period and (II) the capital contributions, if any, made by Buyer, or by Buyer Parent on its behalf, to the Company in respect of such Final Period pursuant to Section 4.1, in lieu of any accrued obligations and liabilities to make any capital contributions to the Company and any further payments of the Purchase Price under the Purchase Agreement for such Final Period”

Section 1.3 Effect on Capital Accounts. The parties understand and agree that their Capital Accounts as of the date hereof shall not be adjusted as a result of the preceding amendments to the LLC Agreement, since these amendments merely alter the allocation of income and losses among the Members after the date hereof.

ARTICLE II

AMENDMENTS TO PURCHASE AGREEMENT

Section 2.1 Amended Definition. The following definition in Annex I to the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Amended LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of January 28, 2003, by and among Seller, MHSI and Buyer in the form attached as Exhibit I, as amended by the Amendment Agreement, the Second Amendment Agreement dated as of September 3, 2004 by and among Seller, MHSI and Buyer, the Third Amendment Agreement dated as of October 6, 2004, by and among Seller, MHSI and Buyer, and the Fourth Amendment Agreement dated as of April 29, 2005, by and among Seller, MHSI and Buyer.

Section 2.2 Amended Schedule 2.4. Schedule 2.4 (Fixed Deferred Payment Schedule) to the Purchase Agreement is hereby deleted in its entirety and replaced with Schedule 2.4 attached hereto.

ARTICLE III

MISCELLANEOUS

This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Fourth Amendment shall be governed by and construed under the laws of the State of New York applicable to contracts executed and performed therein. The Purchase Agreement and the LLC Agreement (including the Exhibits and Schedules thereto), as amended by this Fourth Amendment, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof. This Fourth Amendment may not be changed or modified orally but only by an instrument in writing signed by all the parties, which states that it is an amendment to this Fourth Amendment. This Fourth Amendment may be executed in any number of counterparts (including by facsimile), each of which shall for all purposes be and be deemed to be an original, and all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each party hereto has caused this Fourth Amendment to be signed on its behalf as of the date first above written.

SYNTHETIC AMERICAN FUEL ENTERPRISES HOLDINGS, INC.

By:	/s/ Kathleen K. Oberg
Name:	Kathleen K. Oberg
Title:	President

MARRIOTT HOTEL SERVICES, INC.

By:	/s/ Kathleen K. Oberg
Name:	Kathleen K. Oberg
Title:	Vice President

SERRATUS LLC

By:	/s/
Name:
Title:

Schedule 2.4

Fixed Deferred Payment Schedule (SYN II)

Period Beginning	Period Ending	Payment Date	Payment
6/1/2003	8/31/2003	9/20/2003	$10,654,000
9/1/2003	11/30/2003	12/20/2003	14,782,000
12/1/2003	2/29/2004	3/20/2004	8,447,000
3/1/2004	5/31/2004	6/20/2004	7,157,000
6/1/2004	8/31/2004	9/20/2004	7,838,000
9/1/2004	11/30/2004	12/20/2004	2,870,000
12/1/2004	2/28/2005	3/20/2005	0
3/1/2005	5/31/2005	6/20/2005	0
6/1/2005	8/31/2005	9/20/2005	9,552,000
9/1/2005	11/30/2005	12/20/2005	9,552,000
12/1/2005	2/28/2006	3/20/2006	8,186,000
3/1/2006	5/31/2006	6/20/2006	8,936,000
6/1/2006	8/31/2006	9/20/2006	9,653,000
9/1/2006	11/30/2006	12/20/2006	9,653,000
12/1/2006	2/28/2007	3/20/2007	8,241,000
3/1/2007	5/31/2007	6/20/2007	8,972,000
6/1/2007	8/31/2007	9/20/2007	9,691,000
9/1/2007	11/30/2007	12/20/2007	9,691,000
12/1/2007	12/31/2007	1/20/2008	4,108,000